Exhibit 99.1

Starco Brands Issues Business Update and Partial Guidance for Full-Year 2023

SANTA MONICA, Calif., July 10, 2023 — Starco Brands, Inc. (OTCQB: STCB), developer and acquirer of behavior-changing technologies and brands that spark excitement in the everyday, today provided a business update and announced partial guidance for full-year 2023.

Addressing the Company’s partial guidance, Starco Brands Chairman & CEO Ross Sklar said: “Starco Brand’s year-end net revenue was $0.7 million in 2021 with an adjusted EBITDA of ($2.6 million). Through the commercialization of homegrown inventions and two strategic acquisitions of Art of Sport and Skylar in Q4 2022, our net revenue reached $7.8 million with a adjusted EBITDA of $2.7 million by year-end 2022. We then acquired Soylent in Q1 2023, strengthening our financial position and category diversification and increasing our enterprise value significantly.

“Capitalizing on the growing popularity of our portfolio companies, we anticipate annual net revenues in the range of $66 - $77 million and an adjusted EBITDA of $7 - $9 million by year-end 2023. This kind of explosive one-year growth represents more than an +746% - 887% gain in net revenue with 159% - 233% growth in adjusted EBITDA. It reaffirms our commitment to the sustained growth of our portfolio companies through developing new products while executing a robust acquisition strategy. We remain dedicated to delivering value to our stakeholders. We are confident that shareholder value will begin to align with the firm’s enterprise value more appropriately.”

Guidance

The Company provided 2023 full-year guidance:

●	Projecting over $66 - $77 million in Reported Net Revenue for FY23, representing +746% - 887% growth compared to FY22.

●	Projecting $7 - $9 million (~10% - ~12% of Net Sales) in Adjusted EBITDA in FY23, representing +159% - 233% growth compared to FY22, driven by improved cost management and added margins from pricing and product mix optimization.

Addressing recent business updates, Sklar said: “Since announcing the acquisition of three behavior-changing Companies over the last ten months, Starco Brands has been intensely focused on integration and executing intercompany synergies. Integration has allowed us to optimize resources, improve our direct-to-consumer services, expand e-commerce and retail businesses, and drive organizational efficiency.

“Starco Brands consistently delights consumers and retailers across its portfolio. Using a modern marketing playbook, we leverage celebrity and influencer partnerships, establish brand and retailer collaborations, and execute highly creative experiential marketing initiatives. These strategies have proven to generate global awareness and drive low customer acquisition costs, resulting in billions of earned media impressions for our portfolio brands. Our intellectual property remains at the forefront of culture, driving tremendous social engagement and supporting our robust sales and distribution network.

“With a clear focus on growth and operating efficiencies, Starco Brands plans to expand its product lines across the portfolio while continuing to explore synergistic acquisition opportunities. The potential merging of manufacturing partners is also under consideration to enhance margin and overall supply chain security.”

Starco Brands management has had a long track record of commercializing consumer products in personal care, OTC pharma, food and beverage and spirits. The Company also has deep internal R&D capabilities and access to dedicated manufacturing facilities owned and controlled by Mr. Sklar outside of Starco Brands, allowing Starco Brands to manage its supply chain, commercialize new products at low costs with low minimum order quantities, preserve working capital for production, and have access to existing retailer distribution relationships. Mr. Sklar and his team also have extensive M&A experience and have executed over a dozen acquisitions with a couple of divestitures over the last decade in Mr. Sklar’s private manufacturing business.

Along with R&D, manufacturing and M&A expertise, the Company has invested in its marketing department and infrastructure, with leading executives that have worked with some of the largest brands in the world, like Apple, Pepsi, Pizza Hut, Dr. Pepper, Snapple, Infiniti, The GRAMMYs, Jimmy Dean, and TOMS. The Company grew from six employees in Q1 2022 to over 40 today.

2023 Operating Highlights

●	In January 2023,

○	Whipshots announced it had sold over 130 thousand cases (60 thousand in Q4) and broke 1 million cans in 2022.

○	Starco Brands acquired Skylar Beauty from Upfront Ventures. Skylar is a pioneer in prestige hypoallergenic fragrances distributed online and through Sephora, Nordstrom and others. The Company gained valuable access to the global fragrance market known for high margins. The acquisition added significant revenues and synergized EBITDA.

●	In February 2023,

○	Starco Brands announced the acquisition of complete nutrition pioneer Soylent, maker of meal replacements drinks, high protein beverages, powders and bars from Google Ventures, Andreessen Horwitz and the Production Board. This high-tech food play positions Starco Brands to capitalize on the projected growth of the “better for you” supplements and the plant-based nutrition space.

○	Whipshots launched its Valentine’s campaign featuring global icon Dr. Ruth Westheimer and earned media impressions of approximately 400 million in 72 hours.

●	In March 2023,

○	Whipshots® announced over two million cans sold since its December 2021 launch.

○	With Starco Brands focusing on growing its retail business, Soylent expanded its distribution at Meijer to offer plant-based nutrition shakes in 260 stores.

●	In May 2023, Whipshots launched a new limited-edition Lime flavor for summer at its launch party in Santa Monica with Cardi B. This media event garnered over 2 billion earned media impressions globally in 72 hours, which allowed the Company to pre-sell and sell out of all 150,000 units produced of this limited edition.

●	In June 2023,

○	Skylar’s Boardwalk Delight eau de parfum launched and sold out at Sephora in 10 days, becoming the brand’s most popular introduction yet.

○	Whipshots racked up three prestigious medals in the 2023 SIP Awards, the internationally recognized consumer judging spirits competition, after having received a “Rising Star Award” in Beverage Dynamics’ 2023 Growth Brands Awards and four medals in the 2023 DB & SB Spring Blind Tasting as part of the Global Spirits Masters Competition.

○	Whipshots announced a partnership with AMC, the nation’s largest movie theatre chain, that includes distribution of its Whipshots at bars within AMC and brand awareness marketing support on the big screen during previews.

○	Skylar launched an exclusive collaboration with the Amazon Prime series hit The Summer I Turned Pretty.

○	Soylent announced that it had secured Amazon’s #1 spot in the Ready-to-Drink Meal Replacement Category.

○	Starco Brands increases prices throughout the portfolio, which is anticipated to generate $2 million in annual revenue growth.

○	Starco Brands reduced headcount resulting in $1.2 million of annualized savings.

Pipeline Progress and Future Growth Opportunities

Starco Brands has in its pipeline several innovations and will continue to identify whitespaces across consumer product categories where it has R&D, manufacturing and distribution expertise.

Starco Brands also is uniquely positioned to acquire like-minded, behavior-changing brands at competitive prices:

●	Capital markets have significantly declined since their pandemic highs, making it difficult for small, growth-stage companies to raise capital. Early-stage VC deal activity has slowed, according to Pitch Book-NVCA Venture Monitor.

●	Given Starco Brands’ expertise in R&D, manufacturing, distribution and marketing, the Company believes it is well-positioned to acquire undervalued and high-quality businesses and brands that can’t access needed liquidity in private markets. The Company’s platform as a public entity and all its capabilities allow selling acquisition targets to participate in the potential upside, further distinguishing Starco Brands as a preferred purchaser in the M&A landscape.

Visit https://investors.starcobrands.com/presentations for an expanded view of Starco Brands’ business update.

About Starco Brands

Starco Brands (OTCQB: STCB) invents and acquires consumer products with behavior-changing technologies that spark excitement in the everyday. Today, its disruptive brands include Whipshots®, the world’s only vodka-infused whipped cream co-founded by global artist Cardi B; Art of Sport, the body care brand designed for athletes and co-founded by Kobe Bryant; Winona®, the first indulgent theater-popcorn spray powered by air; Skylar, the only fragrance that is both hypoallergenic and safe for sensitive skin; and Soylent, the complete non-dairy nutrition brand. A modern-day invention factory to its core, Starco Brands identifies whitespaces across consumer product categories. It draws upon a portfolio of innovative formulas spanning eight product categories with limitless innovation potential. Starco Brands publicly trades on the OTCQB stock exchange so that retail investors can invest in STCB alongside accredited individuals and institutions. Visit starcobrands.com for more information.

Forward-Looking Statements

Any statements in this press release about the Company’s future expectations, plans and prospects, including statements about our financing strategy, future operations, future financial position and results, market growth, new product launches and product growth, total revenue, as well as other statements containing the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” or “would” and similar expressions, constitute forward-looking statements within the meaning of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995. The Company may not achieve the plans, intentions or expectations disclosed in the Company’s forward-looking statements, and you should not place undue reliance on the Company’s forward-looking statements. All forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time. Therefore, readers are cautioned that actual results could differ materially from those expressed in forward-looking statements. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise, except as expressly required by law. This cautionary statement entirely qualifies all forward-looking statements in this document.

Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward-looking statements the Company make as a result of a variety of risks and uncertainties, including risks related to the Company’s estimates regarding the potential market opportunity for the Company’s current and future products and services, the impact of the COVID-19 pandemic, the competitive nature of the industries in which we conduct our business, general business and economic conditions, our ability to acquire suitable businesses, our ability to successfully launch new products and seize market share, the Company’s expectations regarding the Company’s sales, expenses, gross margins and other results of operations, and the other risks and uncertainties described in the “Risk Factors” sections of the Company’s public filings with the Securities and Exchange Commission on Form 10-K for the year ended December 31, 2022 and our subsequent interim reports on Form 10-Q and 8-K. Copies of our SEC filings are available on our website at www.starcobrands.com. In addition, the forward-looking statements included in this press release represent the Company’s views as of the date hereof. The Company anticipates that subsequent events and developments may cause the Company’s views to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date after the date hereof.

Non-GAAP Adjusted EBITDA

Adjusted EBITDA, which is net loss adjusted for stock-based compensation, gain on disposal of property and equipment, gain on settlements, interest and other expense, net, depreciation of property and equipment, amortization of intangible assets, (recovery) provision for doubtful accounts, and provision for income taxes and certain other items that impact the periods presented. Adjusted EBITDA is provided so that investors have the same financial data that management uses to assess the Company’s operating results with the belief that it will assist the investment community in properly assessing the ongoing performance of the Company for the periods being reported and future periods. The presentation of this additional information is not meant to be considered a substitute for measures prepared in accordance with U.S. GAAP. Because Adjusted EBITDA excludes some, but not all, items that affect net income (loss) and is defined differently by different companies, our definition of Adjusted EBITDA may not be comparable to similarly titled measures of other companies. For reconciliations of GAAP Net income (loss) to Adjusted EBITDA, see the reports we file from time to time with the SEC, which are available to read at www.sec.gov.

Contacts

Brian Wright, Starco Brands Communications

(904) 439-3698

media@starcobrands.com

Starco Brands Investor Relations

investor@starcobrands.com